Exhibit 10.36
Hudson City Bancorp, Inc.
2006 Stock Incentive Plan
Stock Option Agreement for Non-Employee Directors (2010 and later)

Name	Social Security Number

Street Address

City	State	Zip Code
This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option (an “Option”) has been granted under the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan. Set forth below are the specific terms and conditions applicable to this Option. Attached as Exhibit A are its general terms and conditions.

Option Grant
Grant Date:
Class of Optioned Shares*	Common
No. of Optioned Shares*
Exercise Price per Share*
Option Type (ISO or NQSO)	NQSO
VESTING:
Earliest Exercise Date*
Option Expiration Date*	7/20/2016

*	Subject to adjustment as provided in the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan and Exhibit A attached hereto.
By signing where indicated below, Hudson City Bancorp, Inc. (the ACompany@) grants this Option upon the specified terms and conditions, and the Recipient acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

Hudson City Bancorp, Inc.		Recipient

By
	Name:	Name:
Title:
INSTRUCTIONS: This Stock Option Agreement should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An Option grant consists of a number of optioned shares with uniform terms and conditions. Where Options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the Options should be recorded as a series of grants each with its own uniform terms and conditions.

EXHIBIT A
Hudson City Bancorp, Inc. 2006 Stock Incentive Plan
Stock Option Agreement for Non-Employee Directors
General Terms and Conditions
     Section 1. Option Size and Type. The number of shares of Common Stock, par value $.01 per share (AShares@), that have been optioned to you is specified in this Stock Option Agreement. Your Options are non-qualified stock options, or “NQSOs” and do not qualify for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986.
     Section 2. Exercise Price. The Exercise Price for your Option is the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Agreement. As a general rule, the Exercise Price for your Option will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment under section 15.3 of the Plan.
     Section 3. Vesting.
     (a) Earliest Exercise Date. You may not exercise your Options until they are vested. The date on which your Options become vested is specified in this Stock Option Agreement as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the Options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your Options at any time during the period beginning on the Earliest Exercise Date and continuing throughout the Exercise Period, by following exercise procedures prescribed by the Compensation Committee of the Company and available on request through the Company’s Human Resources Department.
     (b) Accelerated Vesting. If your service terminates with the Company, Hudson City Savings Bank or an affiliate of the Company for which you serve as an non-employee director (the “Employer”) due to your death or Disability (as defined in the Plan) within six (6) months prior to the Earliest Exercise Date, the Options that are scheduled to vest on the Earliest Exercise Date will become fully and immediately vested, without any further action on your part, upon your death or Disability. In the event of your cessation of service as a non-employee director due to mandatory retirement at or after attaining any applicable mandatory retirement age for non-employee directors, the Options that have not yet vested will vest in full up[on your retirement. In addition, in the event of Change in Control (as defined in the Plan), your Options will be fully and immediately vested on the date of the Change in Control.
     (c) Forfeiture. If you terminate service , you forfeit all Options that have not vested and do not vest on an accelerated basis on your termination date due to the circumstances of your termination. When you forfeit Options, you relinquish any and all rights that you have to acquire the Shares underlying the options
     (d) Definition of Service. For purposes of determining the vesting of your Options, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an common-law employee, non-employee director or consultant of your Employer.
     Section 4. Exercise Period.
     (a) General. You will have the right to purchase all or any portion of your Option at any time during the period (“Exercise Period”) beginning on the applicable Earliest Exercise Date (or any earlier date when the Option has vested on an accelerated basis) and ending on the earliest to occur of the following dates:
     (i) the Option Expiration Date specified in this Stock Option Agreement;
     (ii) the last day of the three month period after your (A) voluntary resignation that is not in anticipation of a Termination for Cause (as defined in the Plan) or (B) discharge that is not a Termination for Cause (as defined in the Plan) or a mandatory retirement at or after attaining the mandatory retirement age applicable to non-employee directors;
     (iii) the fifth anniversary of your termination of service due to death or Disability or mandatory retirement at or after attaining the mandatory retirement age for non-employee directors;
     (iv) if section 4(a)(ii) and (iii) above do not apply, the date and time of your termination of service with your Employer for any other reason; and
     (v) the last day of the ten-year period commencing on the date on which the Option was granted.
This paragraph (a) shall apply to each and every option to purchase Common Stock that has been granted to you under the Hudson City Bancorp., Inc. 2006 Stock Incentive Plan and is outstanding to you on April 21, 2010, The written agreement evidencing each such option is hereby amended to the extent necessary to give effect to the preceding sentence.
     (b) Special Circumstances in which the Exercise Period Will Be Extended.

     (i) If you hold vested Options and there is a Change in Control (as defined in the Plan) on or before the Option Expiration Date, the date on which the Exercise Period expires will be extended to the earliest of (A) the third (3rd) anniversary of the date of the Change in Control; and (B) the tenth (10th) anniversary of the Grant Date; or (C) any later date determined under section 4(b)(ii) of this Stock Option Agreement.
     (ii) If on the date the vested Options are scheduled to expire, you are unable to exercise the Options or sell the Shares on a national securities exchange without violating applicable federal, state or local securities laws, the terms of a securities trading blackout or other trading suspension described in section 5.4(b)(iii) of the Plan, the Exercise Period will be extended to the earliest of (A) ninety (90) days after the last day of the trading suspension; and (B) the tenth (10th) anniversary of the date the Grant Date; or (C) any later date determined under section 4(b)(i) of this Stock Option Agreement.
     Section 5. No Right to Continued Service. Nothing in this Stock Option Agreement or any action of the Board or Committee with respect to this Stock Option Agreement shall be held or construed to confer upon you any right to a continuation of service by your Employer. You may be dismissed or otherwise dealt with as though this Stock Option Agreement had not been entered into.
     Section 6. Taxes. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.
     Section 7 .Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
     If to the Company:
Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
Attention: Corporate Secretary
     If to your Employer, to the Employer in care of Hudson City Bancorp, Inc., at the Company’s address specified for notices under this Stock Option Agreement.
     If to the Recipient, to the Recipient’s address as shown in the Company’s records.
     Section 8. Restrictions on Transfer. The Options granted hereunder shall not be transferable by the Recipient other than by will or by the laws of descent and distribution, to a Family Member (as defined in the Plan) or as otherwise permitted by the Plan. To designate a Beneficiary to receive any Options that remain outstanding at the time of your death, you must complete and file the Beneficiary Designation attached to this Retention Stock Option Agreement as Appendix A or another form provided by the Human Resource Department.
     Section 9. Successors and Assigns. This Stock Option Agreement shall inure to the benefit of and shall be binding upon the Company and you and the Company’s successors and assigns and your respective heirs, successors and assigns.
     Section 10. Construction of Language. Whenever appropriate in the Stock Option Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Stock Option Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan, as amended from time to time.
     Section 11. Governing Law. This Stock Option Agreement shall be construed, administered and enforced according to the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts located in the Counties of New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of this Stock Option Agreement. By accepting this Stock Option Agreement, you agree to submit yourself, and any such legal action as you shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
     Section 12. Amendment. This Stock Option Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.
     Section 13. Plan Provisions Control. This Stock Option Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the mandatory provisions of the Plan and the provisions of this Stock Option Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Stock Option Agreement, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Stock Option Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Stock Option Agreement.

Appendix A to Stock Option Agreement
Hudson City Bancorp, Inc.
2006 Stock Incentive Plan
Beneficiary Designation Form

GENERAL
INFORMATION
Use this form to designate the Beneficiary(ies) who will receive vested Stock Options outstanding to you at the time of your death.

Name of Person
Making Designation	Social Security Number C C

BENEFICIARY DESIGNATION	Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.
A. PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies), reserving the right to change or revoke this designation at any time prior to my death:

Name	Address	Relationship	Birth Date	Share

%

%

%

Total = 100%
B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Stock Options:

Name	Address	Relationship	Birth Date	Share

%

%

%

Total = 100%
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Hudson City Bancorp, Inc. prior to my death. I also understand that an effective Beneficiary Designation revokes my prior designation(s) with respect to all outstanding stock options outstanding to me under the 2006 Stock Incentive Plan and any other prior or subsequent stock option plan, program or arrangement of Hudson City Bancorp, Inc.

S	H
I	E
G	R	Your Signature	Date
N	E

Internal Use Only

This Beneficiary Designation was received by the Corporate Secretary of Hudson City Bancorp, Inc. on the date indicated.	Comments

By
Authorized Signature Date